EXHIBIT 99.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
   Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned, David Guarino, Chief Financial Officer of Kahala Corp. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (the "Report"). The undersigned hereby certifies that:

     1. The Report fully complies with the applicable requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 19th day of August, 2002.

/s/ David Guarino
----------------------------
Chief Financial Officer